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                                                                   EXHIBIT 12.01

                   UNITED CITIES GAS COMPANY AND SUBSIDIARIES

         COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES

                          FOR THE TWELVE MONTHS ENDED


(Unaudited, in thousands, except ratio amounts)
                                                 3-31-95  12-31-94   12-31-93  12-31-92   12-31-91  12-31-90
                                                 -------  --------   --------  --------   --------  --------
Fixed Charges, as defined:
   Interest on long-term debt................... $13,926   $14,026    $14,553   $12,965    $11,111   $ 9,009
   Amortization of debt discount................     226       227        220       181        233       231
                                                 -------   -------    -------   -------    -------   -------
      Total..................................... $14,152   $14,253    $14,773   $13,146    $11,344   $ 9,240
                                                 =======   =======    =======   =======    =======   =======
Earnings, as defined:
   Net income................................... $11,184   $12,093    $12,150   $10,218    $ 7,875   $ 3,373
   Taxes on income..............................   6,062     6,503      5,681     5,171      2,564       532
   Fixed charges, as above......................  14,152    14,253     14,773    13,146     11,344     9,240
                                                 -------   -------    -------   -------    -------   -------
      Total..................................... $31,398   $32,849    $32,604   $28,535    $21,783   $13,145
                                                 =======   =======    =======   =======    =======   =======
Ratio of Consolidated Earnings to Fixed Charges.    2.22      2.30       2.21      2.17       1.92      1.42
                                                 =======   =======    =======   =======    =======   =======



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